Exhibit 1.1

EXECUTION VERSION

37,500,000 Common Shares

KOSMOS ENERGY LTD.

UNDERWRITING AGREEMENT

October 14, 2021

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

1.                  Introductory. Kosmos Energy Ltd., a Delaware corporation (the “Company”) proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), 37,500,000 common shares (the “Firm Securities”) of the Company’s common stock, par value $0.01 per share (the “Securities”), and also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 5,625,000 additional common shares (“Optional Securities”) of the Company’s Securities, as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” In the event only one underwriter is listed in Schedule A hereto, any references in this Agreement to the “Underwriters” shall be deemed to refer to the sole underwriter in the singular form listed in such Schedule A. Barclays Capital Inc. is acting as the representative (the “Representative”) of the Underwriters.

2.                  Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)                 Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-257246) covering the registration of the Offered Securities under the Act, including a related prospectus or prospectuses, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information”, means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information”, means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the U.S. Securities Act of 1933, as amended.

“Applicable Time” means the time immediately prior to the confirmation of the sale of shares by the underwriter.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

“road show” means any “road show” as defined in Rule 433(h) under the Act.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange (the “Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus related to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B under the Securities Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)              Testing-the-Waters Communications. The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with, the consent of the Representative, with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act, or with institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule B hereto.

(iii)            Compliance with Securities Act Requirements. (A) (1) At the time the Registration Statement initially became effective, (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (3) at the Effective Time relating to the Offered Securities and (4) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, (B) (1) on its date, (2) at the time of filing of the Final Prospectus pursuant to Rule 424(b), and (3) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iv)             Automatic Shelf Registration Statement.

(A)             Well-Known Seasoned Issuer Status. (1) At the time of initial filing of the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(B)              Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405. If immediately prior to the Renewal Deadline, any of the Offered Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriters. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriters, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(C)              Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Underwriters of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(D)             Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(v)               Ineligible Issuer Status. (A) At the earliest time after the filing of the Registration Statement that an offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (B) on the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(vi)             General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, if any, the preliminary prospectus supplement, dated October 13, 2021, including the base prospectus, dated June 21, 2021 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement, which supplements or amends the preliminary prospectus supplement, to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(vii)          Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriters and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The preceding two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(viii)        Written Testing-the-Waters Communication. No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the General Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule B hereto in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(b) hereof. Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Offered Securities will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Final Prospectus.

(ix)             Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing as a foreign corporation would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(x)               Subsidiaries. Each subsidiary of the Company has been duly incorporated, formed or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except as would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding shares of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed, the shares of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than pledges of, or mortgages, charges or liens on, such shares in connection with the Company’s commercial debt facility or revolving credit facility.

(xi)             Offered Securities; Securities. The Offered Securities to be issued and sold by the Company to the Underwriters have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, and will be issued in compliance with federal and state securities laws, and all other outstanding shares in the capital of the Company have been duly authorized and issued; the authorized share capital of the Company is as set forth in the General Disclosure Package; all issued and outstanding Securities of the Company are validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Securities; and none of the Offered Securities will be, and none of the issued and outstanding Securities of the Company have been, issued in violation of any preemptive or similar rights of any security holder.

(xii)          No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiii)        Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(xiv)         Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the issue and sale of the Offered Securities by the Company, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated by this Agreement, except (a) such as have been obtained or made and such as may be required under state securities laws or (b) as may be required by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xv)           Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have (i) legal, valid and defensible title to the interests in the oil and natural gas properties described in the Registration Statement, the General Disclosure Package and the Final Prospectus and (ii) good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or currently proposed to be made thereof by them in each case, other than pledges, mortgages, charges or liens under, or otherwise pursuant to, the Company’s debt facilities.

(xvi)         Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement; the offering, issuance and sale of the Offered Securities; and the consummation of the transactions contemplated hereby will not, result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws, memorandum of association, articles of association or analogous constitutive documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; except, in the case of clauses (ii) and (iii), where any such breach, violation or default would not, individually or in the aggregate, result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii)      Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, by-laws, memorandum of association, articles of association or analogous constitutive documents or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in the case of clause (ii) such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xviii)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xix)         Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and except as disclosed in the General Disclosure Package, have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect.

(xx)           Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could, individually or in the aggregate, result in a Material Adverse Effect.

(xxi)         Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect.

(xxii)      Environmental Laws. Except as disclosed in the General Disclosure Package, to the knowledge of the Company after due inquiry, (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of hazardous substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety as such relates to exposure to hazardous substances, or to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site or any formerly owned or occupied real property, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) through (vi) such as would not, individually or in the aggregate, result in a Material Adverse Effect; (b) there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would, individually or in the aggregate, result in a Material Adverse Effect; (c) there are no requirements proposed for adoption or implementation under any Environmental Law that would, individually or in the aggregate, result in a Material Adverse Effect; (d) the Company has evaluated the effects, including associated costs and liabilities, of Environmental Laws on the business, properties and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, individually or in the aggregate, result in a Material Adverse Effect; and

(e) neither the Company nor any of its subsidiaries is subject to any pending proceeding under Environmental Laws, and no such proceeding is known by the Company to be contemplated, to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $300,000 or more. For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxiii)    Accurate Disclosure. The statements in (A) the General Disclosure Package and the Final Prospectus under the heading “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock” and (B) the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 under the heading “Business—Environmental Matters” and (C) the Company’s 2021 annual proxy statement under the heading “Certain Relationships and Related Transactions”, in each case, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, and subject to the assumptions, conditions and limitations set forth therein, are accurate in all material respects and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxiv)     Absence of Manipulation. The Company has not, and its subsidiaries has not, either alone or with one or more other persons, taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxv)       Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxvi)     Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) unauthorized acquisitions, use or dispositions of the Company’s assets that could have a material effect on the consolidated financial statements are prevented or timely detected and (vi) the interactive data in eXtensible Business Reporting Language included as an exhibit to any document incorporated by reference into the Registration Statement is materially accurate in all respects. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would, individually or in the aggregate, result in a Material Adverse Effect.

(xxvii)  Absence of Accounting Issues. No member of the Audit Committee has informed the Company that the Audit Committee is reviewing or investigating, or that the Company’s independent auditors or its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxviii)                        Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxix)           Financial Statements. (i) The financial statements included in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; (ii) the financial statements of Anadarko WCTP Company (“Anadarko WCTP”) included or incorporated by reference in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of Anadarko WCTP as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and (iii) the pro forma financial information and the related notes thereto included or incorporated by reference in the General Disclosure Package and the Registration Statement has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the General Disclosure Package and the Registration Statement. The schedules incorporated by reference in the General Disclosure Package and the Registration Statement present fairly in all material respects the information required to be stated therein.

(xxx)       No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares and (iii) there has been no material adverse change in the shares, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxxi)     Investment Company Act. The Company (i) is not and (ii) after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Registration Statement will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxii)        Ratings. No “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company.

(xxxiii)      OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the United States (including those administered by the Office of

Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, and the U.S. State Department), the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union or any other applicable sanctions authority (collectively, “Sanctions”); and the Company will not directly or knowingly indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC, the U.S. Department of Commerce, the U.S. State Department, the United Nations Security Council, the United Kingdom, the European Union or any other applicable sanctions authority or (ii) in such a manner that will result in a violation by any person of Sanctions.

(xxxiv)       Anti-corruption Laws; Money Laundering Laws; Sanctions. Each of the Company, its subsidiaries, and to the Company’s knowledge, their affiliates and any of their respective officers, directors, supervisors, managers, agents, employees, and any other persons acting on its behalf, is not aware of, has not taken, and will not take any action, directly or indirectly, including its participation in the offering, that violates the following laws, has instituted and maintains policies and procedures whose effects are designed to ensure continued compliance with each of the following laws, and has maintained, and will continue to maintain, books and records as required by, and that ensure continued compliance with, each of the following laws: (a) anti-corruption laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the Bribery Act 2010 of the United Kingdom, as amended, and the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term in defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or any other law, rule or regulation of similar purpose and scope applicable to the operations of the Company, its subsidiaries or its affiliates, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing economic sanction measures by the United States, United Nations Security Council, European Union, United Kingdom or other relevant sanctions authority, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(xxxv)         Taxes. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect); and the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxxvi)       Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are customary for the industry and geographic location in which they participate; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect, except in each case as set forth in or contemplated in the General Disclosure Package.

(xxxvii)          Independent Petroleum Engineers. Ryder Scott Company, L.P. (“RSC”), who has delivered certain letters with respect to the Company referenced in Section 7(h) hereof (the “RSC Reserve Letters”), was, as of the dates of the reports referenced in such letter, and is, as of the date hereof and as of each Closing Date, an independent engineering firm with respect to the Company.

(xxxviii)        Information Underlying the Reserve Letters. The factual information underlying the estimates of the Company’s oil and natural gas reserves and resources, which was supplied by the Company to RSC for the purposes of preparing the reserve and resource reports and estimates of the Company and the letter referenced in Section 7(h) hereof, including, without limitation, costs of operation and development and agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than intervening market commodity price fluctuations, and except as disclosed in the General Disclosure Package, the Company is not aware of any facts or circumstances that would result in a material adverse change in the estimates of the Company’s oil and natural gas resources, or the present value of future net cash flows therefrom, as reflected in the reports referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Company Reserve Letters; the Company has no reason to believe that such estimates do not fairly reflect the oil and natural gas resources of the Company as of the dates indicated in each Registration Statement, the General Disclosure Package and the Final Prospectus (other than, in all cases, updates to previous reports prepared by RSC and disclosed to the Underwriters).

(xxxix)             XBRL Language. The interactive data in eXtensible Business Reporting Language included as an exhibit to any document incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xl)             Auditor Independence(c). (i) Ernst & Young LLP, who have certified certain consolidated financial statements of the Company and its subsidiaries, are independent public accountants as required by the Exchange Act and the rules and regulations of the Commission thereunder and (ii) KPMG LLP, who have certified certain consolidated financial statements of Anadarko WCTP, are independent public accountants as required by as required by the Exchange Act and the rules and regulations of the Commission thereunder.

(xlii)        Cybersecurity. (i)(x) To the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of clause (i) and (ii), individually or in the aggregate, have a Material Adverse Effect, and (iii) the Company and its subsidiaries have implemented security, backup and disaster recovery technology consistent with industry standards and practices.

3.                  Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $3.168 per share, that number of Firm Securities set forth opposite the name of such Underwriters in Schedule A.

The Company will issue and deliver the Firm Securities to or as instructed by the Underwriters for the accounts of the several Underwriters in a form reasonably acceptable to the Underwriters against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriters as specified by the Company to the Underwriters at least 24 hours prior to the First Closing Date (as defined below), at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 9:00 A.M., New York time, on October 19, 2021, or at such other time not later than seven full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of Simpson Thacher & Bartlett LLP described above at least 24 hours prior to the First Closing Date.

In addition, upon not less than two business days written notice from the Underwriters given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Company agrees to issue and sell to the Underwriters such Optional Securities, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of the several Underwriters in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriters’ name bears to the total number of shares of Firm Securities (subject to adjustment by the Underwriters to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriters but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will issue, as applicable, and deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Underwriters for the accounts of the several Underwriters in a form reasonably acceptable to the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriters as specified by the Company at the office of Simpson Thacher & Bartlett LLP described above. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of Simpson Thacher & Bartlett LLP described above at a reasonable time in advance of such Optional Closing Date.

4.                  Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.                  Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)               Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus), in a form approved by the Underwriters, pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company will advise the Underwriters promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Underwriters of such timely filing. The Company has complied and will comply with Rule 433.

(b)               Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Underwriters of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without providing the Underwriters a reasonable opportunity to consent (other than by filing documents under the Exchange Act that are incorporated by reference therein); provided that in the case of filing documents under the Exchange Act that are incorporated by reference prior to the last day on which the Optional Securities may be purchased pursuant to Section 3 hereof or, if earlier, the Closing Date on which all Offered Securities have been purchased (the “Cut-Off Date”), the Underwriters shall have previously been furnished a copy of the proposed amendment or supplement); and the Company will also advise the Underwriters promptly of (i) the filing and effectiveness of any amendment or supplement of the Registration Statement or any Statutory Prospectus prior to the Cut-Off Date, (ii) any request by the Commission or its staff prior to the Cut-Off Date for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission prior to the Cut-Off Date of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)               Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities substantially in accordance with the description as set forth in the General Disclosure Package under the caption “Use of Proceeds.”

(d)               Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Underwriters, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(e)               Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(f)                Furnishing of Prospectuses. The Company will furnish to the Underwriters signed copies of the Registration Statement (including all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriters request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement unless otherwise agreed by the Underwriters. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)               Blue Sky Qualifications. The Company will cooperate with the Underwriters for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters designate and to continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)               Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Underwriters and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) for a period of one year hereafter, such other information concerning the Company as the Underwriters may reasonably request (as long as such information is not publicly available at an insignificant cost). However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, it is not required to furnish such reports or statements to the Underwriters.

(i)                 Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incidental to the performance of the obligations of the Company under this Agreement and the authorization, issuance, sale and delivery of the Offered Securities and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates of the stock, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designate and the preparation and printing of “Blue Sky” memoranda relating thereto (including the related fees and expenses of counsel for the Underwriters), costs and expenses related to the review by FINRA (if any) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including 50% of the costs, if any, of the chartering of airplanes, the fees and expenses incident to listing the Offered Securities on The New York Stock Exchange, the London Stock Exchange and other national and foreign exchanges, and the expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for the expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses or any Written Testing-the-Waters Communication to investors or prospective investors. Except as otherwise provided by this Agreement, the Underwriters shall pay their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, fees and expenses of their counsel.

(j)                 Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)               Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, transfer, stamp or similar issue tax, including any interest and penalties, on the sale or transfer of the Offered Securities to the Underwriters and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. All amounts payable to the Underwriters under this Agreement shall be exclusive of value-added tax (“VAT”). If any VAT is properly chargeable on any amount payable to the Underwriters under this Agreement by the Company, the Company shall, in addition to the sum payable under this Agreement, pay an amount equal to the applicable VAT within 30 days following delivery of an appropriate valid VAT invoice.

(l)                 Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase, or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or (vi) publicly disclose the intention to take any such action, without the prior written consent of the Representative on behalf of the Underwriters. These restrictions in this Section 5(l) shall not apply to (A) grants of restricted shares, restricted stock units, share options or other equity grants in accordance with the terms of an incentive plan existing on the Closing Date and described in the General Disclosure Package and the Final Prospectus, (B) the issuance of Securities upon the exercise of an option or warrant or the conversion of a security granted under an incentive plan existing on the Closing Date and described in the General Disclosure Package and the Final Prospectus and the exercise of such grants thereof, (C) the filing of a registration statement on Form S-8 relating to the offering of Securities in accordance with the terms of an incentive plan existing on the Closing Date and described in the General Disclosure Package and the Final Prospectus and (D) the issuance and sale of the Offered Securities. The Lock-Up Period will commence on the date hereof and continue until and include the date 60 days after the date hereof. The Company will further cause each officer and director of the Company set forth on Schedule C hereto to furnish to the Representative, prior to the date hereof, a letter or letters, substantially in the form of Exhibit A hereto.

(m)             Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Company will promptly notify the Representative of (A) any distribution by the Company of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(n)               Compliance with Foreign Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations of the London Stock Exchange in connection with the offering of the Offered Securities.

6.                  Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.                  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)               Accountants’ Comfort Letter. The Underwriters shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP and KPMG LLP, respectively, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance acceptable to the Underwriters.

(b)               Filing of Prospectuses. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

(c)               No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the sole judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in either U.S., European Union, United Kingdom or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the sole judgment of the Underwriters, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on The New York Stock Exchange, the London Stock Exchange or any setting of minimum or maximum prices for trading on any such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal, New York, European Union and United Kingdom authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States, European Union, United Kingdom or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any European Union member state or United Kingdom any declaration of war by the U.S. Congress, any European Union member state or United Kingdom or any other national or international calamity or emergency if, in the sole judgment of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to proceed with the issuance, offer, sale or delivery of the Offered Securities in the manner and on the terms described in the General Disclosure Package and the Final Prospectus or to enforce contracts for the sale of the Offered Securities.

(d)               Opinions of Counsels for the Company. The Underwriters shall have received (i) an opinion and 10b-5 letter, each dated such Closing Date, of Davis Polk & Wardwell LLP, U.S. counsel for the Company and (ii) an opinion, dated such Closing Date, of Jason Doughty, General Counsel of the Company, each, in form and substance acceptable to the Underwriters.

(e)               Opinion of Counsel for Underwriters. The Underwriters shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                Officers’ Certificates. The Underwriters shall have received a certificate, dated such Closing Date, (i) of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (A) the representations and warranties of the Company in this Agreement are true and correct; (B) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (C) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, (D) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole.

(g)               Lock-Up Agreements. On or prior to the date hereof, the Underwriters shall have received signed lockup letters in the form of Exhibit A hereto from each of the persons listed in Schedule C hereto.

(h)               Reserve Letters. The Underwriters shall have received letters, dated the date hereof and each Closing Date, respectively, of RSC with respect to the Company.(i)Delivery of FINCEN Forms

. The Company shall have delivered to the Underwriters a properly completed and signed FINCEN form dated as of the date hereof.

(j)                 Listing. The Offered Securities shall have been approved for listing on The New York Stock Exchange and the London Stock Exchange.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Underwriters may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or otherwise.

8.                  Indemnification and Contribution.

(a)  Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus, any road show or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)               Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus, any Issuer Free Writing Prospectus, any road show or any Written Testing-the-Waters Communication or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: (i) the first sentence of the second paragraph under the heading “Underwriting Commissions and Expenses” and (ii) the information contained under the heading “Underwriting—Stabilization, Short Positions and Penalty Bids.”

(c)               Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)               Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (less underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.                  Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.              Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered

Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.              Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telefaxed and confirmed to the Underwriters at Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attn: Syndicate Registration, Fax No.: (646) 834-8133; with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: David Azarkh, Esq., or, if sent to the Company, will be mailed or delivered and confirmed to it at Kosmos Energy Ltd., 8176 Park Lane, Suite 500, Dallas, TX 75231, Attention: General Counsel, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Byron B. Rooney, Esq; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.              Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

14.              Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)               No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)               Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)               Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)               Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

15.              Patriot Act Notice. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.              Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

17.              Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 17, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “ “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow.]

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement, among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

KOSMOS ENERGY LTD.

By:	/s/ Neal Shah
	Name:	Neal Shah
	Title:	SVP, Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Authorized Signatory

SCHEDULE A

Underwriters	Number of Firm Securities to be Purchased
Barclays Capital Inc.	18,465,000
BofA Securities, Inc.	5,415,000
Jefferies LLC	3,937,500
ING Financial Markets LLC	1,642,500
Natixis Securities Americas LLC	1,642,500
Credit Agricole Securities (USA) Inc.	1,147,500
SG Americas Securities, LLC	1,147,500
The Standard Bank of South Africa Limited	1,147,500
Absa Securities U.S. Inc.	986,250
Johnson Rice & Company L.L.C.	656,250
MUFG Securities Americas Inc.	656,250
SMBC Nikko Securities America, Inc.	656,250

SCHEDULE B

1.	General Use Free Writing Prospectuses (including in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

Price to Public: $3.30 per share

Number of Firm Securities Sold: 37,500,000

3.	Issuer Free Writing Prospectuses not included in the General Disclosure Package

None

4.	Written Testing the Waters Communications

None

SCHEDULE C

LIST OF PERSONS SUBJECT TO LOCK-UP AGREEMENTS
PURSUANT TO SECTION 7(g)

Andrew G. Inglis

Neal D. Shah

Christopher J. Ball

Richard R. Clark

Jason E. Doughty

Sir Richard Dearlove

Adebayo O. Ogunlesi

Deanna L. Goodwin

Steven M. Sterin

Lisa Davis

Roy A. Franklin

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

The undersigned understands that you propose to enter into an underwriting agreement (the “Underwriting Agreement”) among Kosmos Energy Ltd., a Delaware corporation (the “Company”), and the underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), providing for the public offering, issuance and sale of common shares, par value $0.01 per share (the “Securities”), of the Company. As an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriters. In addition, the undersigned agrees that, without the prior written consent of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of the Underwriting Agreement and continue until and include the date 60 days after the date of the Underwriting Agreement.

Notwithstanding the foregoing, the restrictions set forth herein shall not apply to (i) the transactions contemplated by the Underwriting Agreement, (ii) any Securities acquired by the undersigned in the open market, (iii) the exercise of stock options or other similar awards granted pursuant to the Company’s equity incentive plans; provided that such restriction shall apply to any of the undersigned’s Securities issued upon such exercise, (iv) transfers of any Securities that are used for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans, (v) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that no sales of the undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, (vi) transfers as a bona fide gift or gifts or by testate succession or intestate distribution, (vii) transfers to a member or members of the undersigned’s immediate family or to a trust, the direct or indirect beneficiaries of which are the undersigned and/or a member or members of his or her immediate family, (viii) distributions or transfers to general or limited partners, members or shareholders of the undersigned, or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned or (ix) transfers to any corporation, partnership or other entity with whom the undersigned shares in common an investment manager or advisor, in each case who has discretionary investment authority with respect to the undersigned’s and such other entity’s investments pursuant to an investment management, investment advisory or similar agreement; provided that (1) in the case of any transaction pursuant to clauses (ii) and (v) through (ix), no public report or any filing with the Securities Exchange Commission, including in accordance with Section 16 of the Exchange Act or otherwise, will be made and the undersigned does not otherwise voluntarily effect any public report or any filing regarding such transactions (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) and (2) in the case of any transfer or distribution pursuant to clauses (vi) through (ix), each transferee or distributee shall execute and deliver to the Underwriters a lock-up letter in a form substantially equivalent to this Lock-Up Agreement. For the purposes of this Agreement, “immediate family” shall have the corresponding meaning as such term is defined by the U.S. Securities and Exchange Commission. In addition, the restrictions set forth herein shall not apply to (i) transactions relating to Securities executed under a Plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act in existence as of the date hereof providing for the transfer of Securities, and (ii) any pledge of Securities (the “Pledged Securities”) in existence as of the date hereof as collateral for a loan (or series of loans) provided to the undersigned, and any transfer of such Pledged Securities during the Lock-up Period resulting from foreclosure proceedings relating to such loan (or series of loans).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall automatically terminate and be of no further force and effect if (i) the Underwriters advise the Company, or the Company advises the Underwriters, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering or (ii) the Underwriting Agreement is terminated pursuant to its terms with respect to all (but not less than all) of the Offered Securities. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

By:
Name: